Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into by and between Calidi Biotherapeutics, Inc., a Delaware Corporation, (the “Company”), and Eric Poma, Ph.D. (“Executive”), effective as of April 22, 2025, (the “Effective Date”). The Company and Executive are collectively referred to herein as the “Parties.”

Whereas the Company desires to employ Executive on the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual promises herein contained, the parties agree as follows:

1.0 EMPLOYMENT AND DUTIES.

(a)	Positions and Duties. As of the Effective Date of this Agreement, Executive shall be employed by the Company as the Chief Executive Officer and perform such other duties as are customarily associated with this position and assigned to Executive by the Board of Directors of the Company (the “Board”). Executive shall report to the Board and shall perform Executive’s duties on a full-time basis. This is an exempt position. Executive shall regularly work out of the Company’s offices located in San Diego, California targeting three (3) days per week when not otherwise traveling for Company work.

(b)	At-Will Employment. The Parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause by either the Executive or the Company. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses, severance, or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company. The period of time that Employee remains employed with the Company will hereinafter be referred to as the “Employment Term.”

(c)	Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior written approval of the Company through the Board. In the event that Executive wishes to undertake a business activity outside the scope of Executive’s employment by the Company, which activity Executive believes entails no conflict with the Company’s activities, then Executive agrees to first inform the Company through the Board of Executive’s intentions prior to the initiation of such outside business activity, and agrees to abide by the Company’s decision as to whether it presents a conflict of interest. If, in the Company’s sole determination, a conflict exists or is likely to develop, Executive agrees not to undertake such outside business activity. Executive further agrees to comply with all Company policies currently in existence or that may be adopted by the Company during the Employment Term. Executive owes the Company a fiduciary duty of loyalty. While employed by the Company, Executive agrees at all times to perform conscientiously all duties and obligations required or assigned, and not to usurp, for personal gain, any opportunities in the Company’s line of business.

2.0 COMPENSATION. The Company reserves the right to change compensation and benefits provided to its employees from time to time, at its discretion. Executive’s compensation under this Agreement will be as follows:

a)	BASE SALARY. During the Employment Term, the Company will pay Executive an annual base salary of $535,000 as compensation for Executive’s services (the “Base Salary”), which will be paid in accordance with the Company’s customary payroll practices. The Base Salary will be subject to review and adjustments may be made based upon the Company’s normal performance review practices.

b)	ANNUAL BONUS. During Executive’s Employment Term, Executive may be eligible to a earn an annual bonus of up to 50% of Executive’s Base Salary at the sole discretion of the Board. In order to receive a bonus for any fiscal year, Executive must be employed by the Company at the time of payment of such bonus. Executive hereby acknowledges and agrees that nothing contained herein confers upon Executive any right to an annual bonus in any year, and that whether the Company pays Executive a bonus and the amount of any such bonus will be determined by the Company in its sole discretion. The annual performance bonus shall be prorated for any partial year of employment on the basis of a 365-day year.

c)	BENEFITS. During Executive’s Employment Term, Executive will be entitled to participate in the Company’s executive benefit plan, including medical, dental and vision. The Executive shall also be eligible for Life and AD&D insurance coverage. Voluntary insurance for life, critical illness and accident is also available. Executive will also be eligible to participate in the Company’s 401(k) program. In addition to Executive’s executive benefits, Executive shall be eligible to participate in all voluntary employee benefit plans or programs the Company generally makes available to similarly situated employees, pursuant to the terms and conditions of such plans. Nothing in this Agreement obligates the Company to adopt or continue any such plans, practices, payment of Executive’s portion of premium payments or programs. The Company reserves the right to cancel or change the benefit plans, payment of Executive’s portion of premium payments and programs it offers to its employees at any time.

Company maintains a Director and Officers (D&O) insurance policy and Executive shall be added to such policy.

d)	STOCK OPTIONS. Upon approval by the Board, the Company shall grant Executive 726,412 options to purchase Company common stock at an exercise price equal to the fair market value per share of the Company’s common stock on the date of grant (the “Stock Options”). Vesting of Stock Options will commence on the Effective Date (“Vesting Commencement Date”). The vesting schedule shall have a one (1) year cliff wherein 25% shall vest upon the one (1) year anniversary of the Vesting Commencement Date, and thereafter, 1/36th of the remaining shares subject to the Option shall vest on the last day of each one month period of Executive’s service as an employee, so that all of the shares subject to the Option shall be vested on the fourth (4th) anniversary of the vesting commencement date.

2

During Executive’s Employment Term, Executive may be granted stock options or other equity incentive awards pursuant to the terms and conditions of the applicable plan documents and award agreements as determined by the Board, in its sole discretion. Executive hereby acknowledges and agrees that nothing contained herein confers upon Executive any right to stock options or other equity incentive awards or an obligation upon the Company to grant such stock options or other equity incentive awards under this provision.

e)	PAID TIME OFF. During Executive’s Employment Term, Executive will be entitled to paid time off (PTO) inclusive of Paid Sick Leave, as required by law, and all holidays observed by the Company each year. The rate of PTO accrual will increase based on the schedule illustrated in the Company’s Employee Handbook.

f)	WITHHOLDING. All amounts payable to Executive will be subject to appropriate payroll deductions and withholdings.

3.0 EXPENSES. Executive will be entitled to reimbursement for all ordinary and reasonable out-of-pocket business expenses which are incurred by Executive in furtherance of or in connection with the performance of Executives duties for the Company and in accordance with the Company’s expense reimbursement policy and practice. Executive must provide the Company with appropriate documentation of all such business expenses incurred.

4.0 TERMINATION, RESIGNATION, SEVERANCE ELIGIBILITY AND SEVERANCE BENEFIT

4.1 Not Qualified for Severance Benefits. If (a) Executive is terminated by the Company for “Cause” (as defined in Section 4.2 below), or (b) Executive resigns without “Good Reason” (as defined in 4.5 below), then the Executive is not qualified for Severance Benefits defined herein and the Company shall have no further obligations to Executive other than the payment of base salary earned through the last day of employment in accordance with Section 2(a), reimbursement for unreimbursed business expenses and such employee benefits to which Executive may be entitled under any employee benefit plans in which Executive is a participant (collectively “Accrued Amounts”). All amounts payable by the Company under this section will be subject to all applicable withholdings.

4.2 Termination for Cause. The occurrence of any of the following shall be deemed to be Termination for Cause” of the Executive:

(a) Executive’s gross negligence or misconduct or willful or repeated failure or refusal to perform assigned duties;

(b) Any material violation or breach by Executive of the Employee Handbook or other written policies;

(c) Any act by Executive of misappropriation, theft and/or unauthorized use or disclosure of confidential information or trade secrets of the Company;

(d) Any act of fraud, embezzlement or material misappropriation or dishonesty committed by Executive against or involving the Company or any of its respective affiliates;

(e) Any material breach by Executive of this Agreement or any other agreement relating to Executive’s employment with the Company; )

3

(f) Executive’s conviction of or the entry of a plea of guilty or nolo contendere to a felony under the laws of the United States or any state thereof or any crime involving dishonesty or moral turpitude (or any similar crime in any jurisdiction outside the United States);

4.3 Termination as a Result of Death or Disability. Executive’s employment under this Agreement shall terminate automatically upon the death of Executive. For purposes of this Agreement, “Disability” means the inability of Executive to perform the essential functions of Executive’s position for either (i) 90 consecutive calendar days or (ii) 180 calendar days during any 12-month period by reason of physical or mental incapacity or impairment.

In the event Executive’s employment is terminated due to death or “Disability”, the Company will pay to the Executive’s estate or beneficiaries, as the case may be, the “Accrued Amounts”, in the manner required by applicable law.

4.4 Severance Eligibility. If Executive is terminated by the Company Without “Cause” or Executive resigns with “Good Reason” or there is a Change in Control (CIC) due to a Merger or Acquisition (as defined in Section 4.6 below), Executive will be eligible to receive severance benefits as defined in Section 4.7 below (Severance Benefits) conditioned upon all of the following:

(a) Executive remains employed and in good standing with the Company up to the date of Executive’s termination without cause and does not resign without good reason.

(b) Executive executes a Severance Agreement and Release of All Claims as provided by the Company, without alteration or revocation (“Severance Agreement”). A copy of the Severance Agreement will be provided in conjunction with this Agreement as Exhibit A. In general, the Severance Agreement means Executive is releasing any and all claims Executive has or may have against the Company, whether those claims are known or unknown, in exchange for additional compensation to Executive that Executive would not otherwise be entitled to receive;

(c) Executive returns all Company property and documents in Executive’s possession, custody and control; and

(d) Executive does not materially breach any of the restrictive covenants to which Executive is subject. If after Executive’s termination of employment with the Company, the Company determines that Executive engaged in an act or omission that, if discovered during Executive’s employment, would have entitled the Company to terminate Executive’s employment hereunder for Cause, Executive shall forfeit Executive’s entitlement to the Severance Benefits to the extent not yet paid, and Executive shall be required to repay to the Company any Severance Benefits that has been paid. For the avoidance of doubt, following any such forfeiture, Executive shall remain subject to the restrictions set forth in Section 6.0 and any similar restrictions set forth in any other written agreement between Executive and any member of the Company in accordance with their terms.

4.5 Resignation for Good Reason. The occurrence of any of the following shall be deemed to be “Good Reason” for the resignation by the Executive:

(a) Any material change in Executive’s position or title with the Company that materially reduces Executive’s authority, duties, or responsibilities.

(b) Any material reduction in the Executive’s Base Salary that is not substantially proportional to reductions in the base salaries of the Company’s other senior executives.

(c) A relocation of Executive’s principal place of employment to a geographic location of more than 50 miles, provided that such relocation is affected by the Company without Executive’s consent;

4

(d) Any material breach by the Company of its obligations to Executive under this Agreement after written notice of no less than 60 days from Executive to the Company to allow the Company reasonable time to cure.

Executive cannot resign Executive’s employment for Good Reason unless Executive has provided written notice to the Company of the existence of the circumstances providing grounds for resignation for Good Reason within 60 days of Executive obtaining knowledge of the initial existence of such grounds and the Company has had at least 30 days from the date on which such notice is provided to cure such circumstances. If Executive does not resign Executive’s employment for Good Reason within 180 days after Executive obtains knowledge of the first occurrence of the applicable grounds, then Executive will be deemed to have waived Executive’s right to terminate for Good Reason with respect to such grounds.

4.6 Change in Control. For purposes of this Agreement, a “Change in Control” or “CIC” shall have the meaning given to “Corporate Transaction” in the Company’s 2023 Equity Incentive Plan.

4.7 Severance Benefits. Subject to the conditions set forth above, Severance Benefits to which Executive will be eligible to receive, in lieu of any severance benefits to which Executive may otherwise be entitled under any other severance plan or program, shall include the following, as applicable:

(a) Severance based on Termination without “Cause” or Resignation for Good Reason: Executive shall receive nine (9) months of monetary Severance Benefits at Executive’s Base Salary in installments in accordance with the Company’s usual payroll practices (and in any event no less frequently than semi-monthly), with the first installment commencing on the first payroll date that is 60 days following the Effective date of the Severance Agreement as defined therein or, at the Company’s sole discretion, in a lump sum on the Company’s first regularly scheduled payroll date following the Effective date of the Severance Agreement as defined therein;

OR

(b) Severance Based on Change in Control: Following the occurrence of a CIC, as defined in Section 4.6, Executive shall receive twenty-four (24) months of monetary Severance Benefits at Executive’s Base Salary in a lump sum on the Company’s first regularly scheduled payroll date following the Effective date of the Severance Agreement as defined therein;

AND

(c) COBRA Benefits: If Executive timely elects COBRA coverage for Executive and/or Executive’s eligible dependents who were covered under the Company’s health insurance plans as of the date of Executive’s termination or resignation of employment, the Company shall reimburse Executive on a monthly basis (i) the amount equal to the monthly premium for up to 6 months of COBRA (if the Severance is based on Termination Without “Cause” or Resignation for “Good Reason”) or (ii) the amount equal to the monthly premium for up to 12 months of COBRA (if the Severance is based on a CIC). Executive acknowledges that commencing with the 7th or 13th month of COBRA coverage, as applicable based on whether the severance is based on a termination without Cause, a resignation for “Good Reason” or based on a CIC, Executive shall be solely responsible for the payment of COBRA premiums. Executive agrees to notify the Company immediately upon obtaining alternative insurance coverage, at which time benefits under this provision will cease immediately.

5

(d) Stock Options: During Executive’s Employment Term, should Executive have been granted Stock Awards as part of the Executive’s Compensation, then subject to the terms set forth in this Agreement, the applicable plan documents, and Board Approval, Executive may be entitled to additional consideration as part of Executive’s Severance Benefits as follows:

(i) Upon a CIC, 100% of Executive’s outstanding unvested Stock Awards, if any, shall become fully vested or (ii) In the event Executive is terminated by the Company without “Cause” or Executive Resigns for “Good Reason” within ninety (90) days prior to or within twelve (12) months following a CIC, 100% of Executive’s outstanding unvested Stock Awards, if any, shall become fully vested on the later of (a) the date of Executive’s termination of employment without cause, (b) the date of resignation by Executive for “Good Reason” or (c) the date of the CIC. For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other equity awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

4.8 Resignation from all Positions. On termination or resignation of Executive’s employment hereunder for any reason, Executive shall immediately resign from any and all other positions or committees that Executive holds or is a member of with any member of the Company, including as an officer or director and shall, in the absence of further action, be deemed to have so resigned from all such positions.

5.0 SECTION 409. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretive guidance issued thereunder. To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner that no payments payable under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. For purposes of this Agreement, all references to Executive’s “termination of employment” shall mean Executive’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)). If Executive is a “specified employee” (as defined in Section 409A of the Code), as determined by the Company in accordance with Section 409A of the Code, on the date of Executive’s termination of employment, to the extent that the payments or benefits under this Agreement are subject to Section 409A of the Code and the delayed payment or distribution of all or any portion of such amounts to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred pursuant to this paragraph shall be paid or distributed to Executive in a lump sum on the earlier of (a) the date that is six months and one day following Executive’s “separation from service” (as defined in Treasury Regulation Section 1.409A-1(h)), (b) the date of Executive’s death or (c) the earliest date as is permitted under Section 409A of the Code. Any remaining payments due under this Agreement shall be paid as otherwise provided herein.

6

6.0 COMPANY POLICIES AND PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. As an employee of the Company, Executive shall be expected to abide by all of the Company’s policies and procedures and the Company’s employee handbook. As a condition of Executive’s continued employment, Executive agrees to execute and abide by the terms of the Company’s Employee Proprietary Information and Inventions Agreement, which shall survive termination of Executive’s employment with the Company and the termination of this Agreement. Executive acknowledges that a remedy at law for any breach or threatened breach by Executive of the provisions of the Employee Proprietary Information and Inventions Agreement would be inadequate, and Executive therefore agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach. The Company may modify, revoke, suspend or terminate any of the terms, plans, policies and/or procedures described in the employee handbook, if any, or as otherwise communicated to Executive, in whole or part, at any time, with or without notice.

7.0 EMPLOYMENT TERMS. This Agreement and Executive’s employment with the Company are contingent upon satisfactory completion of all required reference and background checks. As a condition to Executive’s employment with the Company, Executive is required to (a) sign and return a satisfactory I-9 Immigration form providing sufficient documentation establishing Executive’s employment eligibility in the United States, (b) provide satisfactory proof of your identity as required by United States law, (c) complete the standard D&O questionnaire, and (d) execute all onboarding paperwork, such as signing the Company’s Employee Proprietary Information and Inventions Agreement and the acknowledgement of the employee handbook.

8.0 OTHER AGREEMENTS. Executive represents and agrees that Executive’s performance of Executive’s duties for the Company shall not violate any agreements, obligations or understandings that Executive may have with any third party or prior employer. Executive agrees not to make any unauthorized disclosure or use, on behalf of the Company, of any confidential information belonging to any of Executive’s former employers. Executive also represents that Executive is not in unauthorized possession of any materials containing a third party’s confidential and proprietary information. Subject to the provisions in Section 1.0 (c) related to conflicts, Executive will not engage in any business activity in direct competition with the Company.

9.0 DISPUTE RESOLUTION. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Diego County, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) or Judicate West under their then existing arbitration rules. In this regard, Executive agrees to sign the Company’s California Dispute Resolution Agreement attached hereto as Exhibit B and incorporated by reference as though fully set forth herein.

10.0 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

11.0 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of Executive’s duties hereunder and Executive may not assign any of Executive’s rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

7

12.0 ENTIRE AGREEMENT. This Agreement and Exhibits, as well as any forms required to be executed by Executive in relation to the Company’s policies, including but not limited to the Employee Proprietary Information and Inventions Agreement, and the Employee Handbook, constitute the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with respect to the terms and conditions of Executive’s employment specified herein and therein.

This Agreement and Exhibits supersede any prior Employment Agreement(s) entered into between Executive and the Company. This Agreement may not be amended or modified except by a written instrument signed by Executive and a duly authorized officer of the Company.

13. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof.

If Executive chooses to accept this Agreement under the terms described above, please acknowledge Executive’s acceptance by returning a signed copy of this letter, the attached Exhibits A and B, and the Proprietary Information and Inventions Agreement to our attention.

Sincerely,
Calidi Biotherapeutics, Inc.

Scott Leftwich	Date
Vice-Chairman of the Board

Agreed and Accepted:

Executive has read and understood this Agreement and hereby acknowledges, accepts, and agrees to the terms as set forth above.

Eric Poma, Ph.D.	Date

8

EXHIBIT A

SEVERANCE AGREEMENT AND GENERAL RELEASE (Over 40)

This SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Calidi Biotherapeutics, Inc. (“Company”) and Eric Poma, Ph.D. (“Executive”) (collectively referred to as the “Parties”) on the terms and conditions set forth below.

RECITALS

WHEREAS, Executive [was terminated] [resigned] from his/her employment relationship with the Company;

WHEREAS, The Company desires to provide certain consideration to Executive in exchange for the mutual promises and agreements contained herein, including Executive’s agreement to release all claims against the Company.

NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the Parties mutually agree as follows:

1. Effective Dates.

A.	Effective Date of Termination/Resignation. Executive’s separation from all positions Executive holds with the Company shall be effective on DATE, (“Termination/Resignation Date”) and all Executive’s duties ceased at that time.

B.	Effective Date of Agreement. This Agreement shall be effective as provided in the following acknowledgement: Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act (“ADEA”). Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act (“ADEA”). Executive also acknowledges that the consideration given for the waiver and release in the following paragraph is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing, as required by the Older Workers’ Benefit Protection Act, that: (i) Executive’s waiver and release does not apply to any rights or claims that may arise after the Effective Date (defined below) of this Agreement; (ii) Executive should consult with an attorney prior to executing this Agreement; (iii) Executive has at least twenty-one (21) days to consider this Agreement (although Executive may by her own choice execute this Agreement earlier); (iv) Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (v) this Agreement shall not be effective until the date upon which the revocation period has expired (“Effective Date”). Executive may revoke this Release only by giving the Company formal, written notice of Executive’s revocation of this Release, to Chief Financial Officer, Andrew Jackson at 4475 Executive Drive, Suite 200, San Diego, CA 82121, to be received by the Company by the close of business on the seventh (7th) day following Executive’s execution of this Release.

2. Severance Benefits. In further consideration for this Agreement, Executive shall be entitled to the following severance benefits, which exceed the benefits to which Executive would be entitled absent Executive’s agreement to the covenants, conditions, and terms set forth in this Agreement:

A.	Severance Payment.

Commencing on the first regular payroll date following the Effective Date of the Agreement and for a period of X months, the Company will pay Executive severance pay in the form of compensation continuation. The total amount of severance pay will be $ XXXX                 .The severance payments shall be made pursuant to the Company’s regular and customary payroll schedule, less all regular and customary payroll withholdings. If the first or last payroll period is a partial period due to date of termination/resignation, payments in those pay periods will be pro-rated. At the Company’s sole discretion, may pay Executive in a lump sum severance payment.

B.	Benefits.

IF SALARY CONTINUATION: Executive’s benefits will continue for the same period as the salary continuation described above (i.e. up to and including______________ ) subject to the provisions and terms of the current applicable Plan Documents.

IF LUMP SUM: The Company shall pay Executive’s COBRA premiums for ______months, if Executive timely elects COBRA coverage. Executive acknowledges that commencing with the_________ month of COBRA coverage, Executive shall be solely responsible for the payment of COBRA premiums. Executive agrees to notify Employer immediately upon obtaining alternative insurance coverage.

C.	Accelerated Vesting of Stock Options. Upon a Corporate Transaction (also known as a “change in control”) as defined in the Company’s 2023 Equity Incentive Plan, and conditioned upon Executive having been granted Stock Awards as part of the Executive’s Compensation, and notwithstanding any term of any Agreement (as defined in the Plan) between Executive and the Company to the contrary, 100% of Executive’s outstanding unvested Stock Awards shall become fully vested. For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other equity awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

9

E.	Employment References. Executive agrees to direct all reference requests to the Company’s Human Resources Department. In response to any such inquiry, the Company shall make a reasonable effort to disclose no more than, (i) dates of Executive’s employment; and (ii) Executive’s last position held.

F.	Timing. Executive will not be entitled to the Severance Benefits provided herein until the occurrence of each of the following: (i) this Agreement is fully executed by the Parties hereto; and (ii) this Agreement becomes Effective as provided in paragraph 1B, above.

3. Acknowledgments. Executive agrees and acknowledges that the Severance Payment is not required by the Company’s policies and procedures or otherwise and hereby agrees that as of the Effective Date of this Agreement, Executive has timely received all wages and other compensation or remuneration of any kind due or owed from the Company, including but not limited to all wages, penalties, commissions, bonuses, advances, vacation pay, and any other incentive-based compensation as well as all non-economic and non-compensatory damages to which Executive is or may become entitled or eligible, and that the Company shall owe Executive nothing further once Executive receives the Severance Payment set forth in paragraph 2A, above. Employee agrees that California Labor Code section 206.5 is not applicable because there is a good faith dispute as to whether the Company owes Executive any wages. Section 206.5 provides, in pertinent part, as follows: “An employer shall not require the execution of a release of claim right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made.” Executive further acknowledges that Executive would not otherwise be entitled to the consideration set forth in this section were it not for the covenants, promises, and releases set forth hereunder.

4. Release by Executive. In consideration for the Severance Benefits referenced in Paragraph 2 of this Agreement, Executive as well as Executive’s heirs and assigns hereby irrevocably and unconditionally release, acquit and forever discharge the Company, all its subsidiaries, parents, predecessors, successors, affiliates, investors, members, professional employer organizations (PEO), staffing agencies, current and former employees, managing agents, servants, consultants, agents, directors, officers, independent contractors, representatives, insurers and reinsurers and attorneys (and the current and former servants, agents, employees, directors, officers, independent contractors, representatives, consultants, insurers, reinsurers and attorneys of any such subsidiaries, parents, predecessors, successors, or affiliates, PEO’s, or staffing agencies), and all persons acting by, through, under or in concert with any of them, and each of their respective heirs, successors, and assigns (hereinafter collectively referred to as “Releasees” or “Released Parties”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, in connection with Executive’s employment with the Company, and/or including but not limited to, employment claims, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort including defamation, or any legal restrictions on the Company’s right to hire, refusal to hire or terminate its employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (1) the Civil Rights Act of 1964, as amended; (2) 42 U.S.C. § 1981; (3) the California Fair Employment and Housing Act (which Acts prohibit discrimination based upon race, religion, sex, sexual orientation, age, color, national origin, disability, medical condition and marital status); (4) Section 503 of the Rehabilitation Act of 1973; (5) The Fair Labor Standards Act (including Equal Pay Act); (6) the California and the United States Constitution; (7) The California Labor Code and the Private Attorney General Act pursuant to Labor Code Section 2699, et seq; (including any and all provisions authorizing Executive to seek civil penalties against the Company for wage-hour violations and/or relief under California Labor Code section 132(a)); (8) the California Business and Professions Code Section 17200, et. seq.; (9) the Employee Retirement Income Security Act, as amended; (10) the Family and Medical Leave Act; (11) the California Family Rights Act; (12) the Americans with Disabilities Act; (13) The California Pregnancy Discrimination Act; (14) the Worker Adjustment and Retraining Notification Act; (15) The National Labor Relations Act; (16) the Immigration Reform and Control Act; (17) the California Government Code; (18) The California Wage Orders; (19) the Age Discrimination in Employment Act of 1967, as amended; (20) the Genetic Information Nondiscrimination Act of 2008; (21) California’s Occupational Safety and Health Act, or the Federal equivalent and (22) Families First Coronavirus Relief Act and/or (23) any other provision of federal, California state, or local statutory or common law or regulation (including whistleblower claims, claims for personal injury, invasion of privacy, negligent hiring, retention or supervision, defamation, intentional or negligent infliction of emotional distress and/or mental anguish, negligence, assault, battery, false imprisonment, retaliatory or wrongful discharge, and the like) (hereinafter collectively referred to as “Claim” or “Claims”), which Executive now has, owns or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned or held, or claimed to have, own or hold against any of the Releasees up to and including, as of the Effective Date of this Agreement as set forth in paragraph 1B above.

10

Finally, by executing this Agreement, Executive hereby releases Executive’s individual PAGA claims and hereby waives Executive’s right to pursue non-individual representative PAGA claims including Executive’s right to represent the State in claiming civil penalties for Labor Code violations that Executive claims Executive experienced or that any other employee claims to have experienced. Executive recognizes that this Agreement waives Executive’s right to serve as a representative of the State in bringing a claim on behalf of the State, and that it precludes Executive from bringing any claim for civil penalties on behalf of the State arising out of or related to Executive’s application for employment, employment, or separation of employment with the Company.

Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with or participating in any investigation or proceeding conducted by the EEOC, NLRB, SEC or a comparable state or local agency. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages or other relief in any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf.

5. Waiver of Section 1542. Executive hereby states that it is Executive’s intention in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, cause of action, obligation, damage, liability, charge, attorney’s fees and costs herein above released. Executive hereby expressly waives and relinquishes all rights and benefits, if any, arising under the provisions of Section 1542 of the Civil Code of the State of California which provides:

“Section 1542. A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor or released party.”

6. Non-Admission of Liability. The Parties agree that by entering into this Agreement, the Company does not admit, and specifically denies, any violation of local, state, and federal law, common or statutory, and that this Agreement is neither an indication nor admission of guilt or liability. The Parties agree that this Agreement has been entered into so as to fully, finally, and forever settle any disputes that may now or hereafter relate to or arise out of the employment relationship between the Parties.

7. Covenant to Return Company Property. Executive hereby represents and warrants that on or before the date of Executive’s termination/resignation, Executive will return to the Company property and copies thereof in Executive’s custody, including, but not limited to, company-issued keys, cell phone, the originals and copies of all business documents, computer software, print-outs, brochures, product information, personnel records, confidential proprietary management information, trade secrets and any other document related to the Company or its business.

8. Covenant Not to Sue. Except as described below, Executive agrees and covenants not to file any suit, charge, representative action, class action or complaint against Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment with the Company or separation therefrom. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission, or other forum relating directly or indirectly to Executive’s employment with the Company. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge or assisting others in filing a charge with or participating in any investigation or proceeding conducted by the EEOC, the NLRB, the SEC, other U.S. government agencies, or a comparable state or local agency. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages in any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf.

11

9. Confidentiality of the Amount of Severance Benefits. Executive represents and agrees that Executive has and will keep the amount of the Severance Benefits under this Agreement completely confidential, and that Executive will not hereafter disclose any information concerning the amount of the Severance Benefits under this Agreement to anyone; provided, however, that Executive may make such disclosure to Executive’s immediate family members and professional representatives (e.g., attorneys, accountants, auditors, tax preparers). If any disclosures are made as provided in this paragraph, each individual shall first be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law to enforce this Agreement. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Further, nothing in this Agreement prevents or restricts Executive from enforcing his or her Section 7 rights under the National Labor Relations Act, participating in section 7 activity (including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement) or other otherwise cooperating with the National Labor Relation Board’s investigative process through investigation, testimony, or otherwise with an administrative agency or court. The parties believe this confidentiality provision is reasonable and intend to comply with it.

10. Non-Disparagement. Executive and any other person or entity acting on Executive’s behalf agrees and promises that Executive will not undertake any harassing or disparaging conduct directed at the Company or its parents, subsidiaries, affiliates, current or former members, officers, directors and/or employee, and that Executive will refrain from making any negative, detracting, derogatory, and unfavorable statements about the Company or its parents, subsidiaries, affiliates, current or former members, officers, directors and/or employees. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. This Section is not intended to prevent cooperation through investigation, testimony, or otherwise with an administrative agency or court. This Section is also not intended to prevent Executive from exercising any other rights protected by law, including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement, when the communication is not so disloyal, reckless, or maliciously untrue as to lose the protection of the law.

11. Liens or Assignments. Executive hereby agrees, represents and warrants that Executive shall have sole responsibility for the satisfaction of any and all liens or assignments in law, equity, or otherwise, against any of the matters released herein, and that Executive will fully satisfy all liens, if any, immediately upon receipt of the Severance Benefit referenced in Paragraph 2A of this Agreement. Executive further represents, agrees and warrants that Executive shall defend Releasees, hold Releasees harmless from, and indemnify Releasees from, any liabilities or costs which they may incur as a result of any liens of any nature and/or Executive’s failure to satisfy any liens.

12

12. Confidential Information / Trade Secrets. Executive acknowledges that, as part of Executive’s employment with the Company, Executive had access to confidential information and otherwise information of a nature not generally disclosed to the public, and Executive agrees to keep confidential and not disclose to anyone, the business, proprietary, and trade secret information in Executive’s possession, as well as any personal, confidential, or otherwise proprietary information regarding the Company’s employees, and/or the Company’s personnel practices and related matters. This obligation is understood to be in addition to, and not as any replacement for, any agreements Executive may have signed with the Company concerning confidentiality, trade secrets, non-disclosure, non-solicitation, and/or assignment of inventions or other intellectual property developments, which agreements will remain in full force and effect. Executive agrees that Executive will not take, copy, use or distribute in any form or manner the Company’s proprietary documents or information, including, but not limited to, research and development materials, information regarding client lists and client contact information, business partners, financial information, business and strategic plans, software programs and codes, access codes, and other similar materials or information. Notwithstanding any provisions in this agreement or the Company’s policy applicable to the unauthorized use or disclosure of trade secrets, Executive is hereby notified that, pursuant to the Defend Trade Secrets Act as contained in 18 U.S.C. § 1833, Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Executive also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order provided the individual’s actions are consistent with 18

U.S.C. § 1833.

13. Entire Agreement. This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement with the exception of any arbitration agreements, and/or policies governing Executive’s employment signed by Executive during Executive’s employment or except the Company’s Employee Proprietary Information and Inventions Agreement or any other confidentiality, non-disclosure, trade secret, and/or assignment of inventions and other intellectual property provisions to which Executive’s employment was subject, which will remain in effect subsequent to the execution of this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact or circumstances, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement. This Agreement may be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

13

14. Future Cooperation. Executive agrees to cooperate fully with the Company with respect to any investigations, legal proceedings, or other matters which arose during or may arise after Executive’s employment with the Company. Executive agrees to remain available to participate, and, if necessary, provide testimony in any such matters.

15. Binding Nature. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors, and assigns.

16. Construction/Partial Invalidity. This Agreement shall not be construed in favor of one party or against the other. Should any portion, word, clause, phrase, sentence, section, or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

17. Waiver, Amendment and Modification of Agreement. The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default or any term of this Agreement shall be construed as a waiver of any other term, condition or default.

18. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

19. Compliance with Terms. The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

20. Enforcement Costs. The Company and Executive agree that in the event litigation is initiated by either party to this Agreement to interpret or enforce this Agreement, the prevailing party will be entitled to recover legal costs and reasonable attorney’s fees incurred in connection with the litigation, in addition to any other relief granted. This Agreement shall be interpreted pursuant to California law.

14

21. Voluntary and Knowing. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

23. Full and Knowing Waiver and Attorney Review Period. Executive acknowledges that this Agreement constitutes written notice from the Company that Executive has a right to consult an attorney regarding this Agreement, and that Executive has been provided with a reasonable time period of not less than twenty-one (21) days to do so. Executive acknowledges that Executive has fully discussed all aspects of this Agreement with an attorney to the extent Executive desires to do so. Executive acknowledges that Executive may sign this Agreement prior to the termination of the twenty-one (21) day period for reviewing this Agreement, and warrants that any signature prior to the end of this twenty-one (21) day period is knowing, voluntary, and has not been induced by the Company through fraud, misrepresentation, a threat by the Company to withdraw or alter the Agreement prior to the expiration of the reasonable time period, or by the Company providing different terms to other employees who sign a similar severance or separation agreement prior to the expiration of such twenty-one (21) day time period.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

Dated:
Eric Poma, Ph.D., Executive

Dated:		Calidi Biotherapeutics, Inc.

By:
Scott Leftwich

15

EXHIBIT A

SEVERANCE AGREEMENT AND GENERAL RELEASE (Under 40)

This SEVERANCE AGREEMENT AND GENERAL RELEASE (“Agreement”) is made and entered into by and between Calidi Biotherapeutics, Inc. (“Company”) and Eric Poma, Ph.D (“Executive”) (collectively referred to as the “Parties”) on the terms and conditions set forth below.

RECITALS

WHEREAS, Executive [was terminated] [resigned] from his/her employment relationship with the Company;

WHEREAS, The Company desires to provide certain consideration to Executive in exchange for the mutual promises and agreements contained herein, including Executive’s agreement to release all claims against the the Company.

NOW THEREFORE, in consideration of and exchange for the promises, covenants, and releases contained herein, the Parties mutually agree as follows:

1. Effective Date of Termination/Resignation. Executive’s separation from all positions Executive holds with the Company shall be effective on DATE, (“Termination/Resignation Date”) and all Executive’s duties ceased at that time.

2. Severance Benefits. In further consideration for this Agreement, Executive shall be entitled to the following severance benefits, which exceed the benefits to which Executive would be entitled absent Executive’s agreement to the covenants, conditions, and terms set forth in this Agreement:

A.	Severance Payment.

Commencing on the first regular payroll date following the Effective Date of the Agreement and for a period of X months, the Company will pay Executive severance pay in the form of compensation continuation. The total amount of severance pay will be $ XXXX            .. The severance payments shall be made pursuant to the Company’s regular and customary payroll schedule, less all regular and customary payroll withholdings. If the first or last payroll period is a partial period due to date of termination/resignation, payments in those pay periods will be pro-rated. At the Company’s sole discretion, may pay Executive in a lump sum severance payment.

16

B.	Benefits.

IF SALARY CONTINUATION: Executive’s benefits will continue for the same period as the salary continuation described above (i.e. up to and including ) subject to the provisions and terms of the current applicable Plan Documents.

IF LUMP SUM: The Company shall pay Executive’s COBRA premiums for months, if Executive timely elects COBRA coverage. Executive acknowledges that commencing with the month of COBRA coverage, Executive shall be solely responsible for the payment of COBRA premiums. Executive agrees to notify Employer immediately upon obtaining alternative insurance coverage.

C.	Accelerated Vesting of Stock Options. Upon a Corporate Transaction (also known as a change in control) as defined in the Company’s 2023 Equity Incentive Plan, and conditioned upon Executive having been granted Stock Awards as part of the Executive’s Compensation, and notwithstanding any term of any Agreement (as defined in the Plan) between Executive and the Company to the contrary, 100% of Executive’s outstanding unvested Stock Awards shall become fully vested. For purposes of this Agreement, “Stock Awards” means all stock options, restricted stock and such other equity awards granted pursuant to the Company’s stock option and equity incentive award plans or agreements and any shares of stock issued upon exercise thereof.

E.	Employment References. Executive agrees to direct all reference requests to the Company’s Human Resources Department. In response to any such inquiry, the Company shall make a reasonable effort to disclose no more than, (i) dates of Executive’s employment; and (ii) Executive’s last position held.

F.	Timing. Executive will not be entitled to the Severance Benefits provided herein until this Agreement is fully executed by the Parties herein.

3. Acknowledgments. Executive agrees and acknowledges that the Severance Payment is not required by the Company’s policies and procedures or otherwise and hereby agrees that as of the Effective Date of this Agreement, Executive has timely received all wages and other compensation or remuneration of any kind due or owed from the Company, including but not limited to all wages, penalties, commissions, bonuses, advances, vacation pay, and any other incentive-based compensation as well as all non-economic and non-compensatory damages to which Executive is or may become entitled or eligible, and that the Company shall owe Executive nothing further once Executive receives the Severance Payment set forth in paragraph 2A, above. Employee agrees that California Labor Code section 206.5 is not applicable because there is a good faith dispute as to whether the Company owes Executive any wages. Section 206.5 provides, in pertinent part, as follows: “An employer shall not require the execution of a release of claim right on account of wages due, or to become due, or made as an advance on wages to be earned, unless payment of those wages has been made.” Executive further acknowledges that Executive would not otherwise be entitled to the consideration set forth in this section were it not for the covenants, promises, and releases set forth hereunder.

17

4. Release by Executive. In consideration for the Severance Benefits referenced in Paragraph 2 of this Agreement, Executive as well as Executive’s heirs and assigns hereby irrevocably and unconditionally release, acquit and forever discharge the Company, all its subsidiaries, parents, predecessors, successors, affiliates, investors, members, professional employer organizations (PEO), staffing agencies, current and former employees, managing agents, servants, consultants, agents, directors, officers, independent contractors, representatives, insurers and reinsurers and attorneys (and the current and former servants, agents, employees, directors, officers, independent contractors, representatives, consultants, insurers, reinsurers and attorneys of any such subsidiaries, parents, predecessors, successors, or affiliates, PEO’s, or staffing agencies), and all persons acting by, through, under or in concert with any of them, and each of their respective heirs, successors, and assigns (hereinafter collectively referred to as “Releasees” or “Released Parties”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, in connection with Executive’s employment with the Company, and/or including but not limited to, employment claims, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort including defamation, or any legal restrictions on the Company’s right to hire, refusal to hire or terminate its employees, or any federal, state or other governmental statute, regulation or ordinance, including, without limitation: (1) the Civil Rights Act of 1964, as amended; (2) 42 U.S.C. § 1981; (3) the California Fair Employment and Housing Act (which Acts prohibit discrimination based upon race, religion, sex, sexual orientation, age, color, national origin, disability, medical condition and marital status); (4) Section 503 of the Rehabilitation Act of 1973; (5) The Fair Labor Standards Act (including Equal Pay Act); (6) the California and the United States Constitution; (7) The California Labor Code and the Private Attorney General Act pursuant to Labor Code Section 2699, et seq; (including any and all provisions authorizing Executive to seek civil penalties against the Company for wage-hour violations and/or relief under California Labor Code section 132(a)); (8) the California Business and Professions Code Section 17200, et. seq.; (9) the Employee Retirement Income Security Act, as amended; (10) the Family and Medical Leave Act; (11) the California Family Rights Act; (12) the Americans with Disabilities Act; (13) The California Pregnancy Discrimination Act; (14) the Worker Adjustment and Retraining Notification Act; (15) The National Labor Relations Act; (16) the Immigration Reform and Control Act; (17) the California Government Code; (18) The California Wage Orders; (19) the Age Discrimination in Employment Act of 1967, as amended; (20) the Genetic Information Nondiscrimination Act of 2008; (21) California’s Occupational Safety and Health Act, or the Federal equivalent and (22) Families First Coronavirus Relief Act and/or (23) any other provision of federal, California state, or local statutory or common law or regulation (including whistleblower claims, claims for personal injury, invasion of privacy, negligent hiring, retention or supervision, defamation, intentional or negligent infliction of emotional distress and/or mental anguish, negligence, assault, battery, false imprisonment, retaliatory or wrongful discharge, and the like) (hereinafter collectively referred to as “Claim” or “Claims”), which Executive now has, owns or holds, or claims to have, own or hold, or which Executive at any time heretofore had, owned or held, or claimed to have, own or hold against any of the Releasees up to and including the date the Parties have fully executed this Agreement.

Finally, by executing this Agreement, Executive hereby releases Executive’s individual PAGA claims and hereby waives Executive’s right to pursue non-individual representative PAGA claims including Executive’s right to represent the State in claiming civil penalties for Labor Code violations that Executive claims Executive experienced or that any other employee claims to have experienced. Executive recognizes that this Agreement waives Executive’s right to serve as a representative of the State in bringing a claim on behalf of the State, and that it precludes Executive from bringing any claim for civil penalties on behalf of the State arising out of or related to Executive’s application for employment, employment, or separation of employment with the Company.

Nothing in this Agreement shall be construed to prohibit Executive from filing a charge with or participating in any investigation or proceeding conducted by the EEOC, NLRB, SEC or a comparable state or local agency. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages or other relief in any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf.

5. Waiver of Section 1542. Executive hereby states that it is Executive’s intention in executing this Agreement that the same shall be effective as a bar to each and every claim, demand, cause of action, obligation, damage, liability, charge, attorney’s fees and costs herein above released. Executive hereby expressly waives and relinquishes all rights and benefits, if any, arising under the provisions of Section 1542 of the Civil Code of the State of California which provides:

“Section 1542. A general release does not extend to claims which the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor or released party.”

6. Non-Admission of Liability. The Parties agree that by entering into this Agreement, the Company does not admit, and specifically denies, any violation of local, state, and federal law, common or statutory, and that this Agreement is neither an indication nor admission of guilt or liability. The Parties agree that this Agreement has been entered into so as to fully, finally, and forever settle any disputes that may now or hereafter relate to or arise out of the employment relationship between the Parties.

18

7. Covenant to Return Company Property. Executive hereby represents and warrants that on or before the date of Executive’s termination/resignation, Executive will return to the Company property and copies thereof in Executive’s custody, including, but not limited to, company-issued keys, cell phone, the originals and copies of all business documents, computer software, print-outs, brochures, product information, personnel records, confidential proprietary management information, trade secrets and any other document related to the Company or its business.

2. Covenant Not to Sue. Except as described below, Executive agrees and covenants not to file any suit, charge, representative action, class action or complaint against Releasees in any court or administrative agency, with regard to any claim, demand, liability or obligation arising out of Executive’s employment with the Company or separation therefrom. Executive further represents that no claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission, or other forum relating directly or indirectly to Executive’s employment with the Company. Nothing in this Agreement shall be construed to prohibit Executive from filing a charge or assisting others in filing a charge with or participating in any investigation or proceeding conducted by the EEOC, the NLRB, the SEC, other U.S. government agencies, or a comparable state or local agency. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages in any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf.

9. Confidentiality of the Amount of Severance Benefits. Executive represents and agrees that Executive has and will keep the amount of the Severance Benefits under this Agreement completely confidential, and that Executive will not hereafter disclose any information concerning the amount of the Severance Benefits under this Agreement to anyone; provided, however, that Executive may make such disclosure to Executive’s immediate family members and professional representatives (e.g., attorneys, accountants, auditors, tax preparers). If any disclosures are made as provided in this paragraph, each individual shall first be informed of and agree to be bound by this confidentiality clause, or other such disclosures required by law to enforce this Agreement. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Further, nothing in this Agreement prevents or restricts Executive from enforcing his or her Section 7 rights under the National Labor Relations Act, participating in section 7 activity (including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement) or other otherwise cooperating with the National Labor Relation Board’s investigative process through investigation, testimony, or otherwise with an administrative agency or court. The parties believe this confidentiality provision is reasonable and intend to comply with it.

10. Non-Disparagement. Executive and any other person or entity acting on Executive’s behalf agrees and promises that Executive will not undertake any harassing or disparaging conduct directed at the Company or its parents, subsidiaries, affiliates, current or former members, officers, directors and/or employee, and that Executive will refrain from making any negative, detracting, derogatory, and unfavorable statements about the Company or its parents, subsidiaries, affiliates, current or former members, officers, directors and/or employees. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. This Section is not intended to prevent cooperation through investigation, testimony, or otherwise with an administrative agency or court. This Section is also not intended to prevent Executive from exercising any other rights protected by law, including the right to communicate with former coworkers and/or third parties about terms and conditions of employment or labor disputes, unrelated to the amount of severance pay under this Agreement, when the communication is not so disloyal, reckless, or maliciously untrue as to lose the protection of the law.

19

11. Liens or Assignments. Executive hereby agrees, represents and warrants that Executive shall have sole responsibility for the satisfaction of any and all liens or assignments in law, equity, or otherwise, against any of the matters released herein, and that Executive will fully satisfy all liens, if any, immediately upon receipt of the Severance Benefit referenced in Paragraph 2A of this Agreement. Executive further represents, agrees and warrants that Executive shall defend Releasees, hold Releasees harmless from, and indemnify Releasees from, any liabilities or costs which they may incur as a result of any liens of any nature and/or Executive’s failure to satisfy any liens.

12. Confidential Information / Trade Secrets. Executive acknowledges that, as part of Executive’s employment with the Company, Executive had access to confidential information and otherwise information of a nature not generally disclosed to the public, and Executive agrees to keep confidential and not disclose to anyone, the business, proprietary, and trade secret information in Executive’s possession, as well as any personal, confidential, or otherwise proprietary information regarding the Company’s employees, and/or the Company’s personnel practices and related matters. This obligation is understood to be in addition to, and not as any replacement for, any agreements Executive may have signed with the Company concerning confidentiality, trade secrets, non-disclosure, non-solicitation, and/or assignment of inventions or other intellectual property developments, which agreements will remain in full force and effect. Executive agrees that Executive will not take, copy, use or distribute in any form or manner the Company’s proprietary documents or information, including, but not limited to, research and development materials, information regarding client lists and client contact information, business partners, financial information, business and strategic plans, software programs and codes, access codes, and other similar materials or information. Notwithstanding any provisions in this agreement or the Company’s policy applicable to the unauthorized use or disclosure of trade secrets, Executive is hereby notified that, pursuant to the Defend Trade Secrets Act as contained in 18 U.S.C. § 1833, Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Executive also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order provided the individual’s actions are consistent with 18

U.S.C. § 1833.

13. Entire Agreement. This Agreement embodies the entire agreement of all the parties hereto who have executed it and supersedes any and all other agreements, understandings, negotiations, or discussions, either oral or in writing, express or implied, between the parties to this Agreement with the exception of any arbitration agreements, and/or policies governing Executive’s employment signed by Executive during Executive’s employment or except the Company’s Employee Proprietary Information and Inventions Agreement or any other confidentiality, non-disclosure, trade secret, and/or assignment of inventions and other intellectual property provisions to which Executive’s employment was subject, which will remain in effect subsequent to the execution of this Agreement. The parties to this Agreement each acknowledge that no representations, inducements, promises, agreements or warranties, oral or otherwise, have been made by them, or anyone acting on their behalf, which are not embodied in this Agreement; that they have not executed this Agreement in reliance on any representation, inducement, promise, agreements, warranty, fact or circumstances, not expressly set forth in this Agreement; and that no representation, inducement, promise, agreement or warranty not contained in this Agreement including, but not limited to, any purported settlements, modifications, waivers or terminations of this Agreement, shall be valid or binding, unless executed in writing by all of the parties to this Agreement. This Agreement may be amended, and any provision herein waived, but only in writing, signed by the party against whom such an amendment or waiver is sought to be enforced.

14. Future Cooperation. Executive agrees to cooperate fully with the Company with respect to any investigations, legal proceedings, or other matters which arose during or may arise after Executive’s employment with the Company. Executive agrees to remain available to participate, and, if necessary, provide testimony in any such matters.

15. Binding Nature. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors, and assigns.

16. Construction/Partial Invalidity. This Agreement shall not be construed in favor of one party or against the other. Should any portion, word, clause, phrase, sentence, section, or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder, the validity of which shall remain unaffected.

17. Waiver, Amendment and Modification of Agreement. The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification.

20

No waiver of any term, condition or default or any term of this Agreement shall be construed as a waiver of any other term, condition or default.

18. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

19. Compliance with Terms. The failure to insist upon compliance with any term, covenant or condition contained in this Agreement shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

20. Enforcement Costs. The Company and Executive agree that in the event litigation is initiated by either party to this Agreement to interpret or enforce this Agreement, the prevailing party will be entitled to recover legal costs and reasonable attorney’s fees incurred in connection with the litigation, in addition to any other relief granted. This Agreement shall be interpreted pursuant to California law.

21. Voluntary and Knowing. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.

22. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

23. Full and Knowing Waiver and Attorney Review Period. Executive acknowledges that this Agreement constitutes written notice from the Company that Executive has a right to consult an attorney regarding this Agreement, and that Executive has been provided with a reasonable time period of not less than five (5) full business days to do so. Executive acknowledges that Executive has fully discussed all aspects of this Agreement with an attorney to the extent Executive desires to do so. Executive acknowledges that Executive may sign this Agreement prior to the termination of the five (5) day period for reviewing this Agreement, and warrants that any signature prior to the end of this five (5) day period is knowing, voluntary, and has not been induced by the Company through fraud, misrepresentation, a threat by the Company to withdraw or alter the Agreement prior to the expiration of the reasonable time period, or by the Company providing different terms to other employees who sign a similar severance or separation agreement prior to the expiration of such five (5) day time period.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

Dated:
Eric Poma, Ph.D., Executive

Dated:	Calidi Biotherapeutics, Inc.

By:
Scott Leftwich

21

EXHIBIT B

CALIFORNIA DISPUTE RESOLUTION AGREEMENT

1. Calidi Biotherapeutics, Inc. (“the Company”) and I agree to utilize binding, individual arbitration to resolve all disputes that might arise out of or be related in any way to my application for employment and/or employment by the Company. Such disputes include, but are not limited to, claims I might bring against the Company for wrongful termination, discrimination, harassment, retaliation, breach of contract, wage and hour violations, any individual claims under the California Private Attorneys General Act (“PAGA”), and torts such as invasion of privacy, assault and battery, or defamation. Such disputes also include claims that the Company might bring against me such as, for example, theft of money or trade secrets, breach of a confidentiality agreement, or breach of a contract; the Company and I each specifically waive our respective rights to bring such claims against the other in a court of law and to have a trial by jury. By signing below, I expressly waive the right to bring a class or collective claim seeking any relief on behalf of others unless such waiver is prohibited by controlling law.

2. The only exceptions to binding individual arbitration shall be for claims arising under the National Labor Relations Act which are brought before the National Labor Relations Board, claims for medical and disability benefits or other forms of compensation under the California Workers’ Compensation Act, claims for benefits brought before the Employment Development Department, individual claims for wages brought before the California Labor Commissioner, or disputes that are not subject to arbitration under law, including but not limited to disputes for sexual harassment and/or sexual assault brought under state or federal law unless I voluntarily elect to submit such disputes to arbitration. Moreover, nothing herein shall prevent me from filing a charge or complaint with the United States Equal Employment Opportunity Commission, the California Civil Rights Department, or any local agency that allows me to file an administrative charge or complaint. Once the agency’s proceedings are completed, however, if I wish to pursue the matter further, I understand that I must do so under this Agreement.

3. My agreement to arbitrate claims against the Company includes claims I might bring against the Company’s parent, subsidiaries, affiliates, customers, or client entities as well as against owners, directors, officers, managers, employees, agents, contractors, attorneys, benefit plan administrators, and insurers of the Company or of its parent, subsidiaries, affiliates, customers, or client entities. I also agree to arbitrate claims pursuant to the terms of this Agreement against any person or entity I allege to be a joint employer with the Company as well as claims brought against staffing companies, employee leasing companies, professional employer organization or payroll processing vendors that the Company has utilized.

4. Both the Company and I agree that any claims we might pursue against the other in arbitration under this agreement shall be brought in my individual capacity or that of the Company. This agreement shall not be construed to allow or permit the consolidation or joinder of claims of other claimants in arbitration, or to permit such claims to proceed as a class, collective, or non- individual action. No arbitrator shall have the authority under this agreement to order any such class or collective action. Any dispute regarding the validity, scope, or enforceability of this agreement, or concerning the arbitrability of a particular claim, shall be resolved by a court, not by the arbitrator. I agree to waive any substantive or procedural rights that I may have to bring or participate in an action brought on a class or collective basis. I agree that should I elect to pursue any non-individual PAGA claims related to my employment with the Company, such claims will be stayed in court pending completion of the arbitration of any concurrently raised arbitrable disputes and individual claims covered by this Agreement.

22

5. If I wish to bring a claim to arbitration under this agreement, I understand that I can initiate this process by providing written notice of such a claim to the Company’s Chief Legal Officer at 4475 Executive Drive, Suite 200, San Diego, CA 92121. I understand that I have the right to be represented by an attorney in the arbitration of any claim under this agreement, but it is not required that I have an attorney. I further understand that I must present notice of any claim in arbitration before the statute of limitations expires for that type of claim. At the beginning of any arbitration process under this agreement, the Company and I will need to select an arbitrator by mutual agreement. Such an arbitrator shall be a retired California Superior Court Judge, retired United States District Court Judge or Magistrate, or another qualified and impartial person that the Company and I decide upon, and shall be subject to disqualification on the same grounds as would apply to a judge in a court proceeding. In the event we cannot agree on the selection of an arbitrator, the Company and I will select an alternative dispute resolution provider and request from that provider a list of an odd number of potential arbitrators. From that list we will alternatively strike arbitrators, with the Company going first, until one arbitrator is left. That arbitrator shall be the arbitrator who will hear our case. If the Company and I cannot agree on an alternative dispute resolution provider, an arbitrator will be appointed according to law.

6. Any arbitration proceeding under this agreement shall proceed under and be governed by the Federal Arbitration Act (“FAA”) because the Company is engaged in interstate commerce. To the extent they are not contrary to the FAA, the procedures of the California Arbitration Act (“Act”) shall also apply. The Act is found at California Code of Civil Procedure section 1280 and the following sections. Section 1283.05 and all of the Act’s other mandatory and permissive rights to discovery shall also apply, and the arbitrator shall have the same authority as a state or federal court would have to issue subpoenas to third parties for production of documents and for depositions, in addition to subpoenas to appear at any arbitration hearing. In any arbitration proceeding under this agreement, all California rules of pleading (including the right of demurrer), all rules of evidence, all rights to resolution of the dispute by means of motions for summary judgment, judgment on the pleadings, and judgment under Code of Civil Procedure Section 631.8 shall apply and be observed, unless the Company and I agree otherwise. The arbitrator shall have the immunity of a judicial officer from civil liability when acting in the capacity of an arbitrator, which immunity supplements any other existing immunity. Likewise, all communications during or in connection with the arbitration proceedings are privileged in accordance with California Civil Code Section 47(b). The arbitrator’s award(s) shall include the arbitrator’s written reasoned opinion. Resolution of all disputes shall be based solely upon the law governing the claims and defenses pleaded, and the arbitrator may not invoke any basis (including but not limited to, notions of “just cause”) other than such controlling law.

23

7. The Company will pay the arbitrator’s fees and other costs relating to the arbitration forum but the Company and I will be responsible for our own costs and for our attorneys’ fees should we choose to be represented by counsel, unless the arbitrator shifts one party’s costs and attorneys’ fees to the other party in accordance with applicable law. It is agreed that the Company shall not be responsible for paying the arbitrator’s fees and costs for the arbitration hearing sooner than 60 days before the commencement of the arbitration hearing.

8. If any term, provision, waiver or any portion of this agreement is deemed invalid, illegal, or unenforceable, the offending term, provision, waiver or portion shall be severed and the remainder of this agreement shall be enforceable. Under no circumstances shall this agreement be construed to allow the joinder of claims in arbitration or arbitration on a class, collective, non- individual, or other similar basis. I acknowledge that this Agreement is not intended to interfere with my rights to collectively bargain, to engage in protected, concerted activity, or to exercise other rights protected under the National Labor Relations Act.

9. I confirm that I have had time to read this agreement and ask the Company’s representative any questions I had about the agreement prior to signing this agreement.

MY SIGNATURE BELOW CONFIRMS THE FACT THAT I HAVE READ, UNDERSTAND, AND VOLUNTARILY AGREE TO BE LEGALLY BOUND TO ALL OF THE ABOVE TERMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT REQUIRES THE COMPANY AND ME TO ARBITRATE ANY AND ALL DISPUTES THAT ARISE OUT OF MY APPLICATION FOR EMPLOYMENT AND EMPLOYMENT EXCEPT AS EXPRESSLY EXCLUDED HEREIN, AND THAT THE COMPANY AND I ARE GIVING UP OUR RIGHTS TO A TRIAL BY JURY.

DO NOT SIGN UNTIL YOU HAVE READ THE ABOVE ACKNOWLEDGMENT AND AGREEMENT.

Dated:	Eric Poma, Ph.D

Dated:	Calidi Biotherapeutics, Inc.

By:
Scott Leftwich

[GIVE A COPY TO EMPLOYEE AND RETAIN ORIGINAL IN PERSONNEL FILE]

24